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                                                                    EXHIBIT 4.12


                             AMENDMENT NO. 2 TO THE
                                 GADZOOKS, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         The Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan, as amended by Amendment No. 1 (the "PLAN"), is hereby further amended as follows:

         (1) Section 2 of the Plan is hereby amended to read in its entirety as follows:

         "2. Available Shares. The maximum number of shares of Common Stock for which Options may be granted under this Plan shall not exceed 200,000 shares, subject to adjustment in accordance with Section 10 of this Plan. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable without having been exercised in full, the unpurchased shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grants under the Plan."

         (2) Sections 4(b) and 4(c) of the Plan are hereby amended to read in their entirety as follows:

                  "(b) Grants to New Directors. Each person who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time will be automatically granted on the date such membership on the Board of Directors commences, without further action by the Board of Directors, an Option to purchase 15,000 shares of Common Stock.

                  (c) Special Grant to Incumbent Directors. On June 17, 2003, without further action by the Board of Directors, G. Michael Machens, Lawrence H. Titus, Jr., Ron G. Stegall, William C. Bousquette, Robert E.M. Nourse and Carolyn G. Gigli will each receive a grant of an Option to purchase 10,000 shares of Common Stock."

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 2 as of the 17th day of June, 2003.


                                 GADZOOKS, INC.


                                 By:    /s/ James A. Motley
                                    -------------------------------------------
                                 Name:  James A. Motley
                                 Title: Vice President, Chief Financial Officer and Secretary








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